EXHIBIT 99.1

j2 Global Reports Q3 2008 Results
EPS Increases 20% versus Q3 2007; Subscriber Revenues up 12%

LOS ANGELES—November 3, 2008—j2 Global Communications, Inc. [NASDAQGS:JCOM] today reported financial results for the third quarter ended September 30, 2008.

THIRD QUARTER 2008 RESULTS

Subscriber revenues for Q3 2008 increased 12% to $60.5 million compared to $54.0 million in Q3 2007.

Total revenues for Q3 2008 increased 11% to $61.6 million compared to $55.7 million in Q3 2007. Net earnings per diluted share for Q3 2008 increased 20% to $0.42 compared to $0.35 in Q3 2007. SFAS 123(R) (expensing for stock-based compensation) expense impacted Q3 2008 earnings and net earnings per diluted share by approximately $2.0 million pre-tax, (approximately $1.5 million after tax) and $0.03, respectively.

During Q3 2008, the Company increased its gross and operating margins to 81.0% and 40.9%, respectively, from 80.0% and 38.2%, respectively, in Q3 2007.

Key financial results for third quarter 2008 versus third quarter 2007 are as follows:

	Q3 2008	Q3 2007	% Change
Subscriber Revenues	$60.5 million	$54.0 million	12%
Total Revenues	$61.6 million	$55.7 million	11%
Net Earnings per Diluted Share (1)	$0.42	$0.35	20%
(1) The estimated effective tax rate was approximately 30.03% and 24.23% for Q3 2008 and Q3 2007, respectively.

 “We had record profits this quarter, and our margins have continued to improve as well,” said Hemi Zucker, j2 Global’s chief executive officer. “At the end of Q3 we had approximately $152 million of cash and investments, no debt and 1.2 million paying DIDs, positioning us to extend our leadership in the current economic environment.”

2008 Guidance

The Company reaffirms its previously announced fiscal 2008 revenue guidance of between $240 million and $270 million. The Company also reaffirms its previously announced fiscal 2008 net earnings per diluted share guidance of between $1.45 and $1.65.

About j2 Global Communications
Founded in 1995, j2 Global Communications, Inc. provides outsourced, value-added messaging and communications services to individuals and businesses around the world. j2 Global’s network spans more than 3,100 cities in 46 countries on five continents. The Company offers faxing and voicemail solutions, document management solutions, Web-initiated conference calling, and unified-messaging and communications services. j2 Global markets its services principally under the brand names eFax®, eFax Corporate®, eFax DeveloperTM, eFax BroadcastTM, Fax.comTM, RapidFAXTM, Send2Fax®, jBlast®, jConnect®, Onebox®, eVoice®, eVoice ReceptionistTM, Onebox ReceptionistTM, Phone People® , YAC® and Electric Mail®. As of December 31, 2007, j2 Global had achieved 12 consecutive fiscal years of revenue growth and 6 consecutive fiscal years of positive and growing operating earnings. For more information about j2 Global, please visit www.j2global.com.

Contact:	Jeff Adelman j2 Global Communications, Inc. 323-372-3617 press@j2global.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Act of 1995, particularly those contained in the “Business Outlook” portion (and specifically 2008 Guidance). These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: Subscriber growth and retention; variability of revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding unified messaging and telecommunications, including but not limited to the imposition of additional taxation or regulatory-related fees; and the numerous other factors set forth in j2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2007 Annual Report on Form 10-K filed by j2 Global on February 25, 2008, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The financial estimates provided in the “Business Outlook” portion of this press release (and specifically 2008 Guidance) are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these financial estimates.

j2 GLOBAL COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	SEPTEMBER 30,	DECEMBER 31,
	2008	2007

ASSETS
Cash and cash equivalents	$140,721	$154,220
Short-term investments	29	54,297
Accounts receivable, net of allowances of $3,535 and $1,378, respectively	14,999	15,365
Prepaid expenses and other current assets	6,818	5,061
Deferred income taxes	1,724	1,724

Total current assets	164,291	230,667

Long-term investments	11,074	21,241
Property and equipment, net	20,303	23,511
Goodwill	66,143	39,452
Other purchased intangibles, net	32,686	29,220
Deferred income taxes	7,749	6,113
Other assets	177	205

TOTAL ASSETS	$302,423	$350,409

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$18,346	$17,516
Income taxes payable	1,332	4,649
Deferred revenue	13,850	14,708

Total current liabilities	33,528	36,873

Accrued income tax liability	36,439	30,863
Other	16	59

Total liabilities	69,983	67,795

Commitments and contingencies	—	—

Total stockholders' equity	232,440	282,614

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$302,423	$350,409

j2 GLOBAL COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2008	2007	2008	2007
Revenues
Subscriber	$60,466	$54,029	$177,218	$156,935
Other	1,086	1,717	3,659	6,932

Total revenue	61,552	55,746	180,877	163,867

Cost of revenues (including share-based compensation of $259 and $646 for the three and nine months of 2008, respectively, and $169 and $491 for the three and nine months of 2007, respectively)	11,670	11,168	35,026	32,390

Gross profit	49,882	44,578	145,851	131,477

Operating expenses:
Sales and marketing (including share-based compensation of $289 and $955 for the three and nine months of 2008, respectively, and $304 and $846 for the three and nine months of 2007, respectively)	10,788	10,218	31,587	28,670
Research, development and engineering (including share-based compensation of $215 and $620 for the three and nine months of 2008, respectively, and $186 and $543 for the three and nine months of 2007, respectively)	3,022	3,045	9,180	8,734
General and administrative (including share-based compensation of $1,228 and $3,771 for the three and nine months of 2008, respectively, and $1,209 and $3,420 for the three and nine months of 2007, respectively)	10,911	10,042	33,360	28,817

Total operating expenses	24,721	23,305	74,127	66,221

Operating earnings	25,161	21,273	71,724	65,256

Interest and other income, net	1,655	2,598	3,546	6,721

Earnings before income taxes	26,816	23,871	75,270	71,977

Income tax expense	8,054	5,783	22,984	20,372

Net earnings	$18,762	$18,088	$52,286	$51,605

Basic net earnings per common share	$0.43	$0.37	$1.16	$1.05

Diluted net earnings per common share	$0.42	$0.35	$1.13	$1.01

Basic weighted average shares outstanding	43,479,943	49,215,250	44,955,198	49,050,697

Diluted weighted average shares outstanding	45,077,671	51,075,957	46,431,508	50,923,136

j2 GLOBAL COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	NINE MONTHS ENDED SEP 30,
	2008	2007

Cash flows from operating activities:
Net earnings	$52,286	$51,605
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation and amortization	9,678	7,188
Share-based compensation	5,992	5,417
Tax benefit of vested restricted stock	—	363
Tax benefit of stock option exercises	—	4,843
Excess tax benefits from share-based compensation	(2,594)	(3,460)
Deferred income taxes	(1,729)	(426)
Loss on disposal of fixed assets	20	194
Decrease (increase) in:
Accounts receivable, net	(16)	(3,794)
Prepaid expenses and other current assets	1,452	(740)
Other assets	26	160
(Decrease) increase in:
Accounts payable and accrued expenses	1,324	(1,541)
Income taxes payable	(5,298)	(4,350)
Deferred revenue	(1,305)	3,036
Accrued income tax liability	5,196	9,971
Other	(43)	(38)

Net cash provided by operating activities	64,989	68,428

Cash flows from investing activities:
Net purchases of available-for-sale investments	—	(23,740)
Sales of available-for-sale investments	36,170	-
Redemptions/Sales of held-to-maturity investments	27,883	12,040
Purchases of property and equipment	(2,202)	(5,975)
Acquisition of businesses, net of cash received	(32,435)	(6,814)
Purchases of intangible assets	(2,320)	(3,802)

Net cash provided by (used in) investing activities	27,096	(28,291)

Cash flows from financing activities:
Repurchases of common stock	(108,029)	(14,950)
Repurchases of restricted stock	(417)	(295)
Issuance of common stock under employee stock
purchase plan	153	193
Exercise of stock options	1,468	6,791
Excess tax benefits from share-based compensation	2,594	3,460
Repayment of long-term debt	—	(151)

Net cash used in financing activities	(104,231)	(4,952)

Effect of exchange rate changes on cash and cash equivalents	(1,353)	1,306

Net Increase (decrease) in cash and cash equivalents	(13,499)	36,491

Cash and cash equivalents, beginning of period	154,220	95,605

Cash and cash equivalents, end of period	$140,721	$132,096